EXHIBIT 10


                     ANCHOR FINANCIAL CORPORATION,
         THE ANCHOR BANK AND THE ANCHOR BANK OF NORTH CAROLINA
                  INCENTIVE STOCK OPTION PLAN OF 1996

         1. Purpose of Plan

         The purpose of this Stock Option Plan ("Plan") is to aid Anchor Financial Corporation (the "Corporation") and The Anchor Bank and The Anchor Bank of North Carolina (collectively "Banks") in securing and retaining Top Management Key Employees of outstanding ability by making it possible to offer them an increased incentive, in the form of a proprietary interest in the Corporation, to join or continue in the service of the Corporation and/or one or both of the Banks and to increase their efforts for its welfare and success.

         2. Definitions

         As used in this Plan, the following words shall have the following meanings:

         (a)    "Board" means the Board of Directors of the Corporation;

         (b)    "Code" means the Internal Revenue Code of 1986, as amended;

         (c)    Intentionally Omitted;

         (d) "Common Stock" means the $6.00 par value common stock of Anchor Financial Corporation;

         (e) "Banks" means The Anchor Bank, a South Carolina banking corporation, and The Anchor Bank of North Carolina, a North Carolina banking corporation, both of which are wholly-owned subsidiaries of Anchor Financial Corporation;

         (f) "Corporation" means Anchor Financial Corporation, a South Carolina corporation with its principal office located at Myrtle Beach, South Carolina;

         (g) "Disability" means the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months;

         (h) "Incentive Stock Options" means a stock option to purchase shares of Common Stock, which is intended to qualify as an incentive stock option defined in Code Section 422A;


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         (i)    "Key Employee" means any person in the regular full-time
common law employment of the Corporation or any Subsidiary, as an executive or non-executive officer thereof, who in the opinion of the Board, is or is expected to be primarily responsible for the management, growth or protection of some part or all of the business of the Corporation;

         (j)    "Option" means an Incentive Stock Option;

         (k) "Parent" means any corporation in an unbroken chain of corporations if each of the corporations owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

         (l) "Participant" means a person to whom an Option is granted that has not expired and ceased to be exercisable under the Plan; and

         (m) "Subsidiary" means any corporation other than the Corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          3. Administration of Plan

          The Plan shall be administered by the Board. In the event that a director of the Board is eligible to be selected for the grant of an Option, during such membership as a director, such director shall recuse himself and not participate in the discussion nor vote on the award of the Option to him. The Board shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

         4. Granting of Options and $100,000 Limitation

         The Board may from time to time grant Options under the Plan to such Key Employees and subject to the limitations of paragraph (a) of Section 7, for such number of shares as the Board may determine after receiving recommendations from the compensation committee or the executive officers of the Bank that employs the Participant. Subject to the provisions of the Plan, the Board may impose such terms and conditions as it deems advisable on the grant of an Option. Any of the foregoing to the contrary notwithstanding, the following limitations shall apply to the grant of any Incentive Stock
Option:

         (a) The aggregate fair market value, determined at the time the Incentive Stock Option is granted, of the stock exercised by a Participant for the first time during any calendar year shall not exceed $100,000.

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         (b)   Any Option granted to a Participant, who immediately before such grant owns stock processing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Corporation or any Subsidiary shall not be an Incentive Stock Option, unless (i) at the time such Option is granted the Option price per share is not less than one hundred ten percent (110%) of the optioned stock's then fair market value; and (ii) the Option shall not be exercisable after the expiration of five (5) years from the date of the grant of the Option.

         5. Terms of Options

         The terms of each Option granted under the Plan shall be as determined from time to time by the Board and shall be set forth in an Incentive Stock Option Agreement in a form attached hereto as Exhibit "A" and approved by the Board; provided, however, the terms of such agreement shall not exceed the following limitations:

         (a) Subject to paragraph (b) of Section 4 with regard to 10% owners, the Option price per share shall not be less than one hundred percent (100%) of the fair market value of the optioned stock at the time the Option is granted.

         (b) Subject to paragraph (e) of this Section, the Option shall be exercisable in whole or in part from time to time during the period beginning on date of grant of the Option, and ending no later than the expiration of ten
(10) years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option or the Option shall cease to be exercisable pursuant to paragraph (d) of this Section 5.

         (c) Payment in full of the Option price for shares purchased pursuant to an Option shall be made upon exercise of the Option (in whole or in part) and shall be made in cash.

         (d) If a Participant's employment with the Corporation or the Banks terminates, the following rules shall apply:

               (i) If a Participant's employment with the Corporation or the Banks terminates other than by reason of the Participant's death, disability or retirement after reaching age 65, the Participant's Option shall thereupon expire and cease to be exercisable upon the expiration date of the earlier of ten (10) years from the date of grant of the Option, or three (3) months from the date of such termination.

               (ii) If the Participant's employment with the Corporation or the Banks terminates by reason of his death, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of ten
(10) years from the date of grant of the Option, or one (1) year from the date of death. Such Option may be exercised by the duly appointed personal representative of the deceased Participant's estate.

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               (iii) If a Participant's employment with the Corporation or the Banks terminates by reason of Disability, the Participant's Option shall terminate and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or one (1) year from the date of such termination in the case of disability.

               (iv) If a Participant's employment with the Corporation or the Banks terminates by reason of retirement after reaching age 65 (other than for Disability), the Participant's Option shall expire and cease to be exercisable upon the expiration of the earlier of ten (10) years from the date of grant of the Option, or three (3) months from the date of such termination.

               (v) Notwithstanding anything contained herein to the contrary, if a Participant's employment with the Corporation or the Banks is terminated for cause (fraud, embezzlement, failure to perform job responsibilities, etc.) as determined by the Board, in the Board's sole discretion, or if a Participant competes with the Corporation or the Banks, any Option granted to that Participant shall be immediately revoked and terminated and the Participant shall have no further rights under this Plan. For purposes of this Plan, competition with the Corporation or the Banks shall include direct or indirect ownership of or employment with a financial services business within a 100 mile radius of any office operated by the Corporation or any of it's subsidiaries.

         (e) Notwithstanding any other provision herein, the options granted hereunder shall vest and be exercisable on a cumulative basis for one-third of the shares covered thereby on each of the first three anniversaries of the grant thereof.

         In the event that the Corporation has a change of control in which 51% or more of the stock of the Corporation is acquired or the Corporation is merged or consolidated with another corporation in an acquisition transaction or the Corporation sells substantially all of the assets of the Corporation, or the Bank which employes the Participant is merged or consolidated with another Bank not owned at least 50% by the Corporation or its Subsidiary or such Bank has a change of control in which 51% or more of the stock of the Bank is acquired or such Bank sells substantially all of its assets, then immediately prior to any such transaction, the vesting schedule set forth above shall not be applicable and the holder of any options granted hereunder shall be 100% vested in such options, subject to the other terms and conditions herein.

       6. Exercise of Options

       The holder of an Option who decides to exercise the Option in whole or in part shall give notice to the Secretary of the Corporation of such exercise in writing on a form approved by the Board. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise and payment in full of the Option price is actually received and in the hands of the Secretary of the Corporation.

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       7. Limitations and Conditions

       (a) The total number of shares of Common Stock that may be optioned as Incentive Stock Options under the Plan is seventy five thousand (75,000) shares of Anchor Financial Corporation's $6.00 par value common stock. Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 9.

       (b) There shall be no limitations on the amount of shares of Common Stock that may be optioned as Incentive Stock Options under the Plan as set forth in Section 7(a) above, on an annual basis. The amount of shares to be optioned, within the total limitation set forth in Section 7(a) above, shall be determined solely at the discretion of the Board as set forth herein. If there is a proposed acquisition, merger, change of control or other takeover of the Corporation or the Bank that employs the Participant as defined in Section (5)(e) of this Plan, the Board, at its sole discretion, may issue any options authorized under this Plan but unissued prior to such time.

        (c) Any shares that have been optioned that cease to be subject to an Option (other than by reason of exercise of the Option) shall again be available for option and shall not be considered as having been theretofore optioned.

        (d) No Option shall be granted under the Plan after April 25, 2006, (10 years after the effective date), and the Plan shall terminate on such date, but Options theretofore granted may extend beyond that date in accordance with the Plan. At the time an Option is granted or amended or the terms or conditions of an Option are changed, the Board may provide for limitations or conditions on the exercisability of the Option.

         (e) An Option shall not be transferable by the Participant otherwise than by Will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall only be exercisable by the Participant.

          (f) No person shall any rights of a stockholder as to shares under option until, after proper exercise of the Option, such shares shall have been recorded on the Corporation's official stockholder records as having been issued or transferred.

          (g) The Corporation shall not be obligated to deliver any shares until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation shall use its best efforts to effect such compliance.In addition to the foregoing and not by way of limitation, the Corporation may require that the person exercising the Option represent and warrant at the time of such exercise that any shares acquired by exercise are being acquired only for investment and without any present

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intention to sell or distribute such shares, if, in the opinion of counsel for the Corporation, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.


       8. Transfers and Leaves of Absence

       For the purposes of the Plan: (a) a transfer of a Participant's employment without an intervening period from the Corporation to a subsidiary or vice versa, or from one subsidiary to another or from parent to subsidiary or vice versa, shall not be deemed a termination of employment, and (b) a Key Employee who is granted in writing a leave of absence of no more than ninety
(90) days, or if more than ninety (90) days, which guarantees his employment with the Corporation or the Banks at the end of such leave, shall be deemed to have remained in the employ of the Corporation or the Banks during such leave of absence.

       9. Stock Adjustments

       In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, the total number of shares set forth in paragraph (a) of
Section 7 shall be proportionately and appropriately adjusted. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon the exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

       10. Amendment and Termination

       (a) The Board shall have the power to amend the Plan, including the power to change the amount of the aggregate fair market value of the shares for which any Key Employee may be granted Incentive Stock Options under
Section 4 to the extent provided in Code Section 422A. It shall not, however, except as otherwise provided in the Plan, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Options under the Plan may be granted, nor provide for an Option that is exercisable during a period of more than ten (10) years from the date it is granted. It shall have no power (without the consent of the person or persons at the time entitled to exercise the Option) to change the terms and conditions of any Option after the Option is granted in a manner that would adversely affect the rights of such persons except to the extent, if any, provided in the Option.

       (b) The Board may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options then in effect.

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       11. No Employment Right

       The grant of an Option hereunder shall not constitute an agreement or understanding, expressed or implied, on the part of the Corporation, any Parent or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any employee the right to continue in the employment of the Corporation, any Parent or any Subsidiary, nor affect any right which the Corporation, a Parent or Subsidiary may have to terminate the employment of such employee.

       12.  Effective Date

       The Plan is adopted on and shall be effective as of April 25, 1996.

                          Secretary

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                                  Exhibit A
              ANCHOR FINANCIAL CORPORATION, THE ANCHOR BANK AND
                      THE ANCHOR BANK OF NORTH CAROLINA
                    INCENTIVE STOCK OPTION AGREEMENT UNDER
                     INCENTIVE STOCK OPTION PLAN OF 1996

THIS AGREEMENT, made this    day of        , 199  , by and between
Anchor Financial Corporation ("Corporation") with its principal office
located at 2002 Oak Street, Myrtle Beach, South Carolina;             ("Bank");
and [                     ] ("Participant"), of                            .

WITNESSETH:

      WHEREAS, the Corporation on         , 1996, adopted, by action of its
Shareholders, the "Anchor Financial Corporation, The Anchor Bank and The Anchor Bank of North Carolina Incentive Stock Option Plan of 1996" ("Plan"), effective
                   , 1996; and

      WHEREAS, under such Plan, certain shares of the Corporation are made available for purchase by key employees of the Corporation or the Banks which are subsidiaries of the Corporation through the grant of options; and

      WHEREAS, the Participant is an employee of the Bank and is a Key
Employee under the Plan, and therefore, eligible for the grant of stock options thereunder; and

      WHEREAS, the Board of Directors of the Corporation under the Plan has determined the the Participant shall be granted certain options under the Plan as an incentive to his continued superior performance as an employee of the Corporation.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

        1. Grant of Option. The Corporation hereby grants to the Participant
an option ("Option") to purchase         (        ) shares of the $6.00 par
value common stock of the Corporation, upon the terms and conditions set forth below and in the Plan document. The date of such grant is the date of this Agreement. The number of Options specified above in this paragraph shall be adjusted as provided in Section 9 of the Plan.

        2. Option Price. The Option shall be exercisable at the price of
       ($         ) per share, which price has been determined by the Board
to be at least one hundred percent (100%) (or one hundred ten percent (110%) for a 10% shareholder) of the fair market value of such shares as of the date of this Agreement.

    3. Terms of Purchase. The purchase of any shares pursuant to the Participant's exercise of the Option shall be for cash, payable in full upon such exercise.

    4. Period of Option. The Option shall be exercisable over the period described below.

          (a) Earliest Date of Exercise. The Option granted hereby shall become first exercisable as the Option is vested as provided in Section 5 hereof; provided, however, in no event shall any shares be available for purchase hereunder prior to the date on which the Plan is approved by the stockholders of the Corporation; provided, futher, however; in no event shall the number of shares available for purchase hereunder increase beyond that available on the date of the Participant's termination of employment with the Corporation (as defined under the Plan), irrespective of the date on which the Option shall expire under paragraph (b) of this Section 4.

          (b) Latest Date of Exercise. In no event shall any shares be available for purchase hereunder and the Option shall expire upon the earlier of (i) ten years from the date of grant of the Option of five years from the date of grant of the Option in case the Participant is already a 10% shareholder of the Corporation, and (ii)(A) in the event of the Participant's termination of employment with the Corporation or Bank for any reason other than death or disability (as defined under the Plan), upon the expiration of three (3) months from the date of such termination; (B) in the event of the Participant's termination of employment as aforesaid by reason of his disability, upon the expiration of one (1) year from the date of such termination; or (C) in the event of the Participant's termination of employment as aforesaid by reason of his death, upon the expiration of one (1) year from his date of death. Notwithstanding anything to the contrary herein, if the employment of Participant is terminated for cause or if the Participant completes with the Corporation or the Bank as provided in the Plan, this Option is immediately revoked and terminated.

           (c) Prior Outstanding Options. This Option is exercisable despite the existence of any other incentive option (defined under Section 422A) which was granted to the Participant, before the granting of this Option, and which earlier incentive stock option is for the purchase of shares in the Corporation or in a corporation which at the date of grant hereunder is a Parent (as defined under the Plan) or a Subsidiary (as defined under the Plan) or a predecessor of any such corporations.

    5. Vesting. The options granted hereunder may be exercised by the participant on a cumulative basis for one-third of the shares covered thereby on each of the first three anniversaries of the grant thereof.


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    In the event that the Corporation has a change of control in which 51%
or more of the stock of the Corporation is acquired or the Corporation is merged or consolidated with another corporation in an acquisition transaction or the Corporation sells substantially all of the assets of the Corporation, or the Bank which employs the Participant is merged or consolidated with another Bank not owned at least 50% by the Corporation or its Subsidiary or such Bank has a change of control in which 51% or more of the stock of the Bank is acquired or such Bank sells substantially all of its assets, then immediately prior to such transaction, the vesting schedule set forth above shall not be applicable and the holder of any options granted hereunder shall be 100% vested in such options, subject to the other terms and conditions herein.

     6. Nontransferability. The Option is not transferable by the Participant, in whole or in part, to any person, except by Will or by any applicable law or descent and distributions. The Option shall not be exercisable, in whole or in part, during the lifetime of the Participant by any person other than the Participant.

     7. Construction. The Option is intended to qualify for treatment as an "incentive stock option" under Section 422A of the Internal Revenue Code of 1986, as amended, and any questions arising hereunder shall be resolved, where possible, consistent with such intention. This Agreement shall be construed in accordance with the laws of the State of South Carolina.

     8. No Contract of Employment. Neither this Agreement, nor the Plan, shall be construed to constitute an agreement or understanding, expressed or implied, on the part of the Corporation or the Bank, or Parent or any Subsidiary, to employ the Participant for any specified period and shall not confer upon any employee the right to continue in the employment of the Corporation, the Bank, any Parent or any Subsidiary nor affect any right which the Corporation, the Bank, a Parent or Subsidiary may have to terminate the employment of such employee.

     9. Withholding. As a condition to the issuance of shares pursuant to any exercise of this Option, the Participant authorizes the Corporation or the Bank to withhold in accordance with applicable law from any cash compensation payable to him any taxes required to be withheld by the Corporation or the Bank under federal, state or local law as a result of such exercise; provided, however, if at the time of such exercise no such compensation remains payable, the Participant agrees to remit the amount of any such required withholding, if any, to the Corporation or the Bank.

    10. Legal Restrictions. This Option may not be exercised if the issuance of shares pursuant to such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. The person exercising the Option, as a condition to such exercise, shall represent to the Corporation that the shares acquired thereby are being acquired for investment and not with a present view to distribution or resale, unless counsel

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for the Corporation is then of the opinion that such representation is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

      11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Participant and his heirs, and shall be binding upon the Corporation and the Bank and their successors and assigns.

      12. Incorporation of Plan. This Agreement is made pursuant to and is subject to the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference herein.

      13. Amendment. This Agreement may be amended by the Corporation at any time (i) if the Corporation determines, in its sole discretion, that amendment is necessary or advisable light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date of this Agreement and by its terms applies to the Agreement; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

      14. Governing Law. This Agreement shall be governed by South Carolina law, except to the extent preempted by federal law, which shall to that extent govern.

      IN WITNESS WHEREOF, the by its authorized representative, and the Participant do hereby affix their signatures on the date first written above.

ATTEST:                             ANCHOR FINANCIAL CORPORATION

                                    By:
                                    Printed Name:
                                    Title:


                                    BANK:

                                    By:
                                    Printed Name:
                                    Title:


                                    EXECUTIVE:


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